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                                  EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Budget Group, Inc. (formerly known as Team Rental Group, Inc.) on Form S-8 of our reports dated April 12, 1996, appearing in Budget Group, Inc.'s current report on Form 8-K dated April 8, 1998, and appearing in the Annual Report on Form 10-K of Budget Group, Inc. for the year ended December 31, 1997 and to reference to us under the heading "Experts" in this Registration Statement.

DELOITTE & TOUCHE LLP
Indianapolis, Indiana
April 8, 1998